EXHIBIT 99.1



                                [GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE

MEDIA CONTACTS:

D. Ashley Lee                                                Katie Brazel
Executive Vice President, Chief Financial Officer and        Fleishman Hillard
Chief Operating Officer                                      Phone: 404-739-0150
Phone: 770-419-3355

                           CRYOLIFE AMENDS ITS BYLAWS

ATLANTA, Dec. 28, 2005 - CryoLife, Inc. (NYSE: CRY), a biomaterials and biosurgical device company, announced today that its Board of Directors has amended the Company's bylaws in order to affirmatively opt out of the Control Share Acquisition Statute contained in the Florida Business Corporation Act. The Board believes that the Company no longer has "substantial assets" in the State of Florida and therefore the Control Share Acquisition Statute does not apply to CryoLife. The Board took this action to clarify that this anti-takeover statute does not apply to the Company.

     In addition, the Board removed a provision of the bylaws relating to special meetings that was inconsistent with the Company's articles of incorporation. The articles of incorporation provide that shareholders owning not less than 50 percent of the Company's voting shares may call a special meeting of the stockholders

     Copies of the amendments to the Company's Bylaws will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K, and will be available at the SEC's website at www.sec.gov or at the Company's website at www.cryolife.com.



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     Founded in 1984, CryoLife, Inc. is a leader in the processing and distribution of implantable living human tissues for use in cardiovascular and vascular surgeries throughout the United States and Canada. The Company's BioGlue(R) Surgical Adhesive is FDA approved as an adjunct to sutures and staples for use in adult patients in open surgical repair of large vessels and is CE marked in the European Community and approved in Canada for use in soft tissue repair and approved in Australia for use in vascular and pulmonary sealing and repair. The Company also manufactures the SG Model #100 vascular graft, which is CE marked for distribution within the European Community.


     Statements made in this press release that look forward in time or that express management's beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These future events may not occur as and when expected, if at all, and, together with the Company's business, are subject to various risks and uncertainties. These risks and uncertainties include that the amendments to the bylaws may not prove valuable in protecting the ability of our shareholders to realize the full value of their investment while not foreclosing any fair acquisition proposal for the Company, and may not enhance the Company's corporate governance and the Board's ability to protect shareholders' interests, that the Company's aggregate revenues and expenses may not meet its expectations, the possibility that as a result of its inspections of the Company's facilities or other events the FDA could impose additional restrictions on the Company's operations, require a recall, prevent the Company from processing and distributing tissues or manufacturing and distributing other products, or take other actions which the Company may not be able to address in a timely or cost-effective manner if at all, that the Company may not have sufficient borrowing or other capital availability to fund its business, that pending or threatened litigation cannot be settled on terms acceptable to the Company, that the Company may not have sufficient resources to pay punitive damages or other liabilities arising from litigation which are not covered by available insurance, the possibility of severe decreases in the Company's revenues and working capital, that to the extent the Company does not have sufficient resources to pay the claims against it, it may be forced to cease operations or seek protection under applicable bankruptcy laws, changes in laws and regulations applicable to CryoLife and other risk factors detailed in CryoLife's Securities and Exchange Commission filings, including CryoLife's Form 10-K filing for the year ended December 31, 2004, its registration statement on Form S-3 (Reg. No. 333-121406), CryoLife's most recent Form 10-Q, and its other SEC filings. The Company does not undertake to update its forward-looking statements.

    For additional information about the company, visit CryoLife's web site:
                             http://www.cryolife.com


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